Exhibit 77(a)(3)


                               ING INVESTORS TRUST

                    AMENDMENT #42 TO THE AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST


      The undersigned, being a majority of the Trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI,
Section 6.2 and Article XI, Sections 11.2 and 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended, hereby abolish the ING MarketPro Portfolio, the ING MarketStyle Growth Portfolio, the ING MarketStyle Moderate Portfolio and the ING MarketStyle Moderate Growth Portfolio, and the establishment and designation thereof, there being no shares of such series currently outstanding.


Dated:  November 29, 2007


/s/ John V. Boyer                                 /s/ Sheryl K. Pressler
--------------------------------                  ------------------------------
John V. Boyer, as Trustee                         Sheryl K. Pressler, as Trustee


/s/ Patricia W. Chadwick                          /s/ David W.C. Putnam
--------------------------------                  ------------------------------
Patricia W. Chadwick, as Trustee                  David W.C. Putnam, as Trustee


/s/ J. Michael Earley                             /s/ John G. Turner
--------------------------------                  ------------------------------
J. Michael Earley, as Trustee                     John G. Turner, as Trustee


/s/ R. Barbara Gitenstein                         /s/ Roger B. Vincent
--------------------------------                  ------------------------------
R. Barbara Gitenstein, as Trustee                 Roger B. Vincent, as Trustee


/s/ Patrick W. Kenny
--------------------------------
Patrick W. Kenny, as Trustee